STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (The “Agreement”) is made and entered into as of the 20th day of October, by and between SENTISEARCH, INC., a Delaware corporation (the “Company”), and Dean Gresk (the “Optionee”).

WITNESSETH

WHEREAS, the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.           Grant.  The Company hereby grants to the Optionee an option to purchase up to 100,000 shares of Common Stock, at a purchase price of $0.05 per share, which price the Board of Directors of the Company determined to be at least equal to the fair market value per share as of the date hereof.

2.           Vesting; Term.  This option shall be fully vested on the date of grant and may be exercised in whole or in part at any time prior to the tenth anniversary of the date hereof.  Unless terminated sooner, this option will expire on the tenth anniversary of the date hereof if and to the extent it has not been previously exercised.  Notwithstanding the foregoing, (i) if, at any time prior to the first anniversary of the date hereof, Optionee no longer serves on the Board of Directors of the Company, this option shall expire thirty (30) days from the date of such termination of service; and (ii) if, at any time on or after the first anniversary of the date hereof, and prior to the ninth anniversary of the date hereof, Optionee no longer serves on the Board of Directors of the Company, this option shall expire one year from the date of such termination of service.

3.           Non-Transferability.  This option shall not be transferable other than by will or the laws of descent and distribution and, during Optionee’s lifetime, shall not be exercisable by any person other than Optionee.

4.           Exercise of Option.  This option may be exercised by transmitting to the Secretary of the Company (or such other person designated by the Company) a written notice specifying the number of shares being purchased, together with payment in full of the exercise price.  As soon as practicable after this option is duly exercised, the Company will deliver to the Optionee a certificate for the number of shares of Common Stock purchased by the Optionee pursuant to such exercise.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this option unless and until the shares of Common Stock are issued pursuant to the exercise of this option.

5.           Compliance with Law.  The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this option unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed.  The Company may prevent or delay the exercise of this option if and to the extent the Company deems necessary or advisable in order to avoid a violation of applicable law or its own policies regarding the purchase and sale of Common Stock.  If, during the period of any such ban or delay, the term of this option would expire, then the term of this option will be extended for thirty (30) days after the Company removes the restriction against exercise.

6.           Transfer Orders; Legends.  All certificates for shares of Common Stock delivered under this option shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law.  The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

7.           Miscellaneous.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SENTISEARCH, INC.

By:	/s/ Joseph K. Pagano
Joseph K. Pagano
Chief Executive Officer

OPTIONEE

/s/ Dean Gresk
Dean Gresk